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Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this registration statement on Form F-10/A of Kinross Gold Corporation of:

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our auditors' report dated March 17, 2009, except as to note 21(v) which is as of March 19, 2009, on the consolidated balance sheets of Kinross Gold Corporation ("the Company") as at December 31, 2008 and December 31, 2007 and the consolidated statements of operations, cash flows, common shareholders' equity and, comprehensive income (loss) for each of the years in the three-year period ended December 31, 2008

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our auditors' report on the Restated Adjusted Reconciliation to United States GAAP dated March 17, 2009, except as to Note A — "Retrospective Adjustment — Non-controlling interest", which is as of May 1, 2009 and Note B — "Restatement — Retrospective Adjustment — Convertible Debentures" which is as of May 12, 2009.

and to the reference to our firm under the heading "Auditors, Transfer Agent and Registrar" in the prospectus.

Toronto, Ontario May 15, 2009	/s/ KPMG LLP Chartered Accountants, Licensed Public Accountants

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  Exhibit 5.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM